Exhibit 5.1

Expion360 Inc.

2025 SW Deerhound Avenue

Redmond, Oregon 97756

June 27, 2023

Ladies and Gentlemen:

Expion360 Inc., a Nevada corporation (the “Company”), is filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the sale from time to time of up to an aggregate offering price of $50,000,000 of (a) shares of common stock, par value $0.001 per share (the “Common Stock”) of the Company; (b) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) of the Company; (c) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to an indenture, between the Company and a trustee to be named in a prospectus supplement to the prospectus contained in the Registration Statement, as trustee (the “Trustee”) (the “Indenture”); and (d) warrants of the Company (the “Warrants”), which may be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent to be named therein (the “Warrant Agent”).

This opinion is confined to the law of the State of New York. Accordingly, we express no opinion herein with regard to any other laws. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. We do not undertake to advise you of changes in law or facts that may come to our attention after the date of this letter.

In rendering the opinions expressed below, we have examined and have relied as to matters of fact upon such corporate and other records, agreements, documents and other instruments and certificates or comparable documents of public officials and of officers and representatives of the Company and such other persons, and we have made such other investigations, as we have deemed relevant and necessary as a basis for the opinions expressed below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with authentic originals of all documents submitted to us as copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied, without independent verification, upon oral or written statements and representations of public officials and officers and other representatives of the Company.

In rendering the opinions set forth herein, we have assumed further that at or prior to the time of delivery of any Debt Securities or Warrants, (a) the board of directors of the Company shall have duly established the terms of such Debt Securities or Warrants and duly authorized the issuance and sale of such Debt Securities or Warrants and such authorization shall not have been modified or rescinded; (b) the Company will remain validly existing and in good standing under the law of the jurisdiction in which it has been organized and will have full power and authority to conduct its business; (c) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded and the Debt Securities and Warrants may be issued thereunder; (d) the Indenture and any Warrant Agreement shall have been duly executed and delivered by the parties thereto; (e) the Indenture and the Debt Securities, and any supplemental indenture in connection therewith, are each valid, binding and enforceable agreements of the Trustee; (f) any Warrant Agreement and Warrants are each valid, binding and enforceable agreements of the Warrant Agent; and (g) there shall not have occurred any change in law affecting the validity or enforceability of the Debt Securities or Warrants.

We have also assumed that the execution, delivery and performance by the Company, as applicable, of any Debt Security or Warrant whose terms are established subsequent to the date hereof (a) are within its corporate powers, (b) do not contravene, or constitute a default under, its organizational documents, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or public policy or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company, as applicable.

To the extent that the laws of the State of Nevada may be relevant, our opinion is subject to the effect of such laws including the matters contained in the opinion of Parr Brown Gee & Loveless, PC. We express no views in this opinion on the validity of the matters set forth in such opinion.

Based upon and subject to the foregoing, and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed relevant and necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	Assuming that (i) the Indenture, and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities, have been duly authorized, executed and delivered by the Company and the Trustee, (ii) the specific terms of a particular series of Debt Securities have been established in accordance with the Indenture and any supplemental indenture and (iii) such Debt Securities have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indenture and any supplemental indenture and the applicable underwriting or other agreement against payment therefor, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.
2.	Assuming that (i) the Warrant Agreement to be entered into in connection with the issuance of any Warrants has been duly authorized, executed and delivered by the Company and the Warrant Agent, (ii) the specific terms of the Warrants have been duly authorized and established in accordance with the Warrant Agreement and (iii) such Warrants have been duly authorized, executed, issued and delivered in accordance with the Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Our opinions expressed above are subject to (A) (1) the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws relating to or affecting the rights of creditors generally, and (2) the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and (B) limitations on the right to indemnity and contribution under applicable law and public policy. In addition, we express no opinion as to the validity, legally binding effect or enforceability of any waiver of immunity, any waiver of a right to trial by jury or any provisions relating to partial unenforceability.

In addition, the opinions set forth above are subject to the following qualifications:

(A)	We express no opinion as to the validity, binding effect or enforceability of any provision of any Debt Securities, the Indenture, any Warrants or any Warrant Agreement:
(i)	related to (a) forum selection or submission to jurisdiction (including, without limitation, any waiver of any objection to venue in any court or of any objection that a court is an inconvenient forum) to the extent that the validity, binding effect or enforceability of any provision is to be determined by any court other than a court of the State of New York, or (b) choice of governing law to the extent that the validity, binding effect or enforceability of any such provision is to be determined by any court other than a court of the State of New York or a federal district court sitting in the State of New York, in each case, applying the law and choice of law principles of the State of New York;
(ii)	specifying that provisions thereof may be waived only in writing, to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of such agreement; and
(iii)	purporting to give any person or entity the power to accelerate obligations without any notice to the obligor.
(B)	The opinions expressed above are subject to the effect of, and we express no opinions herein as to, the application of state or foreign securities or Blue Sky laws or any rules or regulations thereunder.
(C)	We express no opinion as to the submission to the jurisdiction of United States federal courts insofar as it relates to the subject matter jurisdiction of any United States federal court sitting in the Borough of Manhattan, The City of New York, to adjudicate any controversy related to the Indenture, any Warrant Agreement or any document related to the Indenture or any Warrant Agreement. In connection with provisions which relate to forum selection (including, without limitation, any waiver of any objection to venue or any objection that a court is an inconvenient forum), we note that under NYCPLR §510 a New York State court may have discretion to transfer the place of trial, and under 28 U.S.C. §1404(a) a U.S. district court has discretion to transfer an action from one U.S. federal court to another, and we also note that a New York State court and a U.S. federal court may dismiss an action on the ground that such court is an improper venue or inconvenient forum.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by the Securities Act or by the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Freshfields Bruckhaus Deringer US LLP